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                                                                EXHIBIT 99.17(a)


           VOTE THIS PROXY CARD TODAY! YOUR PROMPT RESPONSE WILL SAVE
                       THE EXPENSE OF ADDITIONAL MAILINGS


        \/ Please fold and detach card at perforation before mailing \/

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
SMITH BARNEY LARGE CAP BLEND FUND
MEETING:  NOVEMBER [__], 2000 AT __ [A.M./P.M.]          PROXY SOLICITED BY THE BOARD OF TRUSTEES

     The undersigned holder of shares of the Smith Barney Large Cap Blend Fund (the "Fund"), a series of Smith Barney Equity Funds ("Equity Funds"), hereby appoints ______________, ________________, ______________, and _______________
attorneys and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at, 7 World Trade Center, New York, New York 10048 at _:__ [A.M./P.M.], and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Prospectus/Proxy Statement dated October [__], 2000 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                              PLEASE SIGN, DATE AND RETURN PROMPTLY
                                  in the enclosed envelope


                              Date:____________________________________

                              Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

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                              Signature(s) Title(s), if applicable
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         \/ Please fold and detach card at perforation before mailing \/


     Please indicate your vote by an "X" in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
APPROVAL OF THE PROPOSAL.
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
                                                                                            FOR       AGAINST       ABSTAIN
1.          To approve the Agreement and Plan of Reorganization providing                  [  ]        [  ]           [  ]
        for (i) the transfer of all of the assets and all of the stated
        liabilities of the Smith Barney Large Cap Blend Fund (the "Fund") to
        Smith Barney Investment Series ("Investment Series"), on behalf of the
        Smith Barney Growth and Income Fund (the "Acquiring Fund") in exchange for shares of the corresponding class of shares of beneficial interest of the Acquiring Fund and the assumption by Investment Series, on behalf of the Acquiring Fund, of all of the Fund's stated liabilities, (ii) the distribution of such shares of the Acquiring Fund to shareholders of the
        Fund in complete liquidation of the Fund and the cancellation of the
        Fund's outstanding shares and (iii) the subsequent termination of the
        Fund as a series of Equity Funds.
2.          To transact any other  business  which may properly come before the Meeting or any adjournment thereof.
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     NOTE: your proxy is not valid unless it is signed on the reverse side.
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